UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 23, 2015

Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-15401 (Commission File Number)	43-1863181 (IRS Employer Identification Number)
533 Maryville University Drive St. Louis, Missouri 63141 (Address of principal executive offices)

Registrant's telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(A)
As previously announced, Energizer Holdings, Inc. (the “Company”) plans to separate the household products and personal care divisions of the Company into two independent, publicly traded companies (the “Spin-Off”). David P. Hatfield, who is currently serving as the Company’s President and Chief Executive Officer, Energizer Personal Care, is expected to serve as Chief Executive Officer of the Personal Care company following the Spin-Off and Alan R. Hoskins, who is currently serving as the Company’s President and Chief Executive Officer, Energizer Household Products is expected to serve as the Chief Executive Officer of the Household Products company following the Spin-Off. On February 23, 2015, the Nominating and Executive Compensation Committee of the Board of Directors of the Company approved the following compensation changes effective March 1, 2015, for Mr. Hatfield and Mr. Hoskins in connection with the Spin-Off due to their increased responsibilities: David P. Hatfield - an interim annual base salary of $700,000 and a bonus target equal to 100% of base salary pro rated for the fiscal 2015 annual bonus calculation; and Alan R. Hoskins - an interim annual base salary of $700,000 and a bonus target equal to 100% of annual base salary pro rated for the fiscal 2015 annual bonus calculation.

(B)
In connection with Daniel J. Sescleifer’s previously announced departure from the Company, on February 26, 2015, the Company entered into a Separation Agreement (the “Agreement”) with Mr. Sescleifer. The description of the Agreement set forth herein is a summary only and is qualified in its entirety by the full text of the form of Agreement, a copy of which is listed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The Agreement contains the following provisions:

•
vesting of a pro-rata portion of Mr. Sescleifer’s outstanding time based restricted stock equivalents, based on his period of employment with the Company during the applicable three-year period. The vesting of the time based shares will occur on the applicable vesting dates of the awards and shares of the personal care company which succeeds the Company will be issued upon vesting;

•
to the extent performance goals are met under the outstanding performance awards granted to Mr. Sescleifer, vesting of a pro-rata portion of the performance based restricted stock equivalents, based on his period of employment with the Company during the applicable three-year period. The vesting of the performance based shares will occur on the applicable vesting dates of the awards and shares of the personal care company which succeeds the Company will be issued upon vesting; and

•	to the extent that the goals under the Annual Bonus Program for Fiscal Year 2015 are met, a pro-rata allocation of the fiscal year 2015 bonus.

The Agreement also contains customary non-competition, non-solicitation and confidentiality provisions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Separation Agreement and General Release by and between Dan Sescleifer and Energizer Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:  /s/ Daniel J. Sescleifer
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: February 27, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Separation Agreement and General Release by and between Dan Sescleifer and Energizer Holdings, Inc.

4